Exhibit 99.1

Zhone Technologies, Inc. Reports Second Quarter 2004 Financial Results

    OAKLAND, Calif.--(BUSINESS WIRE)--July 19, 2004--Zhone Technologies, Inc. (Nasdaq:ZHNE), the first company dedicated to building total-delivery solutions for voice, data, and content services worldwide, today reported its results for the second quarter ended June 30, 2004.
    Revenue for the second quarter of 2004 was $21.0 million, compared with $20.5 million for the second quarter of 2003. Net loss for the second quarter of 2004, calculated in accordance with Generally Accepted Accounting Principles ("GAAP"), was $7.4 million, compared with a net loss of $6.5 million applicable to common shareholders for the second quarter of 2003. On a non-GAAP basis which excludes the effect of stock-based compensation and amortization and impairment of intangible assets, net loss for the second quarter of 2004 was $4.6 million compared to $3.2 million for the second quarter of 2003.
    Revenue for the first six months of 2004 was $42.1 million, compared with $37.6 million for the first six months of 2003. Net loss for the first six months of 2004 calculated in accordance with GAAP was $20.8 million, compared with a net loss of $20.0 million applicable to common shareholders for first six months of 2003. On a non-GAAP basis which excludes the effect of purchased in-process research and development, stock-based compensation and amortization and impairment of intangible assets, net loss for the first six months of 2004 was $9.1 million compared to $17.8 million for the first six months of 2003.
    "Second quarter revenue was slightly lower than the guidance provided during our first quarter conference call," said Mory Ejabat, Chairman and Chief Executive Officer of Zhone. "Bookings were strong and exceeded revenues for the quarter. In addition, we are encouraged by additional traction with new customers for our SLMS products. We have over $2 million of SLMS equipment being deployed by a large international incumbent carrier that has not been recognized as revenue, pending satisfaction of acceptance criteria over the next three to twelve months."
    Zhone will hold a conference call today, July 19, 2004, at approximately 2:00 p.m. Pacific Time to review its second quarter results. The call is open to the public by dialing 800-901-5231 for U.S. callers and 617-786-2961 for international callers and entering the passcode 26413630.
    Zhone has also scheduled this event to be broadcast live via webcast. To access this webcast please go to the Investor Relations section of the Zhone website at www.zhone.com/about/investors/. A replay of the webcast will be available on the website for at least 30 days. Additional investor information can be accessed at www.zhone.com or by calling Zhone's Investor Relations Department at 510-777-7013.

    Non-GAAP Financial Measures

    Non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The company's management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the company's operational performance, including the company's ability to provide cash flows to invest in research and development and fund acquisitions and capital expenditures. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the company's historical operating results and comparisons to competitors' operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency to supplemental information used by management in its financial and operational decision-making. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measure as provided with the financial statements attached to this news release.

    Forward-looking statements

    Certain matters discussed in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include general economic conditions, the pace of spending and timing of economic recovery in the telecommunications industry, the company's inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, higher than anticipated expenses that the company may incur in future quarters, or the impact of any future acquisitions and any unanticipated charges. In addition, please refer to the risk factors contained in Zhone's SEC filings available at www.sec.gov for other important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Zhone undertakes no obligation to update publicly or revise any forward-looking statements.

    About Zhone Technologies, Inc. (Zhone)

    Zhone Technologies, Inc. (Nasdaq:ZHNE) is the first company dedicated solely to delivering the full spectrum of next-generation wireline infrastructure equipment. The company was founded by the senior management team that grew telecommunications pioneer Ascend Communications, Inc., from its startup roots to the multi-billion-dollar company acquired by Lucent Technologies (NYSE:LU). Zhone's Single-Line Multi-Service architecture (SLMS(TM)), allows carriers to concurrently deliver voice, new premium data and video services over copper or fiber access lines. Zhone provides carriers with an elegant migration from legacy circuit-based technology to packet based networks while substantially reducing operating costs. With deployments at over 300 carriers including among some of the world's largest networks, Zhone has enabled carriers to reinvent their businesses. For more information, please visit www.zhone.com.

    Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change without notice.


                       ZHONE TECHNOLOGIES, INC.
       Unaudited Condensed Consolidated Statements of Operations
                 (In thousands, except per share data)


                              Three Months Ended   Six Months Ended
                               -----------------  -------------------
                               June 30,  June 30,  June 30,  June 30,
                                 2004     2003       2004      2003
                               -------- --------  --------- ---------

Net revenue                    $21,027  $20,534   $ 42,060  $ 37,609
Cost of revenue                 11,831   11,148     23,729    20,896
Stock-based compensation            66      159        148      (286)
                                -------  -------   --------  --------
Gross profit                     9,130    9,227     18,183    16,999
                                -------  -------   --------  --------
Operating expenses:
    Research and product
     development                 5,648    4,454     11,601    10,198
    Sales and marketing          5,163    4,271      9,845     8,548
    General and administrative   2,938    1,159      5,420     1,924
    Purchased in-process
     research and development       --       --      6,185        --
    Stock-based compensation       399    1,140        927    (1,430)
    Amortization and impairment
     of intangible assets        2,330    2,052      4,408     3,836
                                -------  -------   --------  --------
         Total operating
          expenses              16,478   13,076     38,386    23,076
                                -------  -------   --------  --------
         Operating loss         (7,348)  (3,849)   (20,203)   (6,077)
Other income (expense), net         10     (552)      (424)   (1,085)
                                -------  -------   --------  --------
         Loss before income
          taxes                 (7,338)  (4,401)   (20,627)   (7,162)
Income tax provision                73       56        169        97
                                -------  -------   --------  --------
         Net loss               (7,411)  (4,457)   (20,796)   (7,259)
Accretion on preferred stock        --   (2,082)        --   (12,700)
                                -------  -------   --------  --------
         Net loss applicable
          to holders of common
          stock                $(7,411) $(6,539)  $(20,796) $(19,959)
                                =======  =======   ========  ========
Basic and diluted net loss per
 share applicable to holders
 of common stock               $ (0.10) $ (0.95)  $  (0.27) $  (2.98)
Weighted average shares
 outstanding used to compute
 basic and diluted net loss
 per share applicable to
 holders of common stock        77,962    6,914     77,614     6,702

Reconciliation between GAAP
 net loss and non-GAAP net
 loss as follows:
GAAP net loss                  $(7,411) $(6,539)  $(20,796) $(19,959)
Purchased in-process research
 and development                    --       --      6,185        --
Stock-based compensation           465    1,299      1,075    (1,716)
Amortization and impairment of
 intangible assets               2,330    2,052      4,408     3,836
                                -------  -------   --------  --------
Non-GAAP net loss              $(4,616) $(3,188)  $ (9,128) $(17,839)
                                =======  =======   ========  ========

Revenue by product line:
          SLMS                   8,533    7,314     18,169    14,388
          MUX                    7,908    8,425     12,988    14,869
          DLC                    4,586    4,795     10,903     8,352
                                -------  -------   --------  --------
                               $21,027  $20,534   $ 42,060  $ 37,609
                                =======  =======   ========  ========


               ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES
            Unaudited Condensed Consolidated Balance Sheets
                            (In thousands)


                                              June 30,    December 31,
                                                2004         2003
                                             ----------    ----------

                   Assets
Current assets:
    Cash, cash equivalents and short-term
     investments                             $  79,947     $  98,256
    Accounts receivable                         12,379        10,693
    Inventories                                 31,330        24,281
    Prepaid expenses and other
     current assets                              2,997         3,905
                                              ---------     ---------
         Total current assets                  126,653       137,135
Property and equipment, net                     22,484        22,585
Goodwill                                       100,337       100,337
Other acquisition-related intangible assets      8,772        12,877
Restricted cash                                    259           622
Other assets                                       813         1,013
                                              ---------     ---------
         Total assets                        $ 259,318     $ 274,569
                                              =========     =========
    Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable                         $  18,256     $  19,998
    Line of credit                              14,300         4,800
    Current portion of long-term debt              957         1,351
    Accrued and other liabilities               19,821        28,685
                                              ---------     ---------
         Total current liabilities              53,334        54,834
    Long-term debt, less current portion        31,487        32,040
    Other long-term liabilities                    719           816
                                              ---------     ---------
         Total liabilities                      85,540        87,690
                                              ---------     ---------
Stockholders' equity:
    Common stock                                    78            77
    Additional paid-in capital                 794,119       787,567
    Other stockholders' equity                  (3,866)       (5,008)
    Accumulated deficit                       (616,553)     (595,757)
                                              ---------     ---------
         Total stockholders' equity            173,778       186,879
                                              ---------     ---------
         Total liabilities and
          stockholders' equity               $ 259,318     $ 274,569
                                              =========     =========

    CONTACT: Zhone Technologies, Inc.
             Mariann Lackey, 510-777-7013 (Investors) investor-relations@zhone.com
             Jessica Mullens, 510-777-7020 (Media)
             jmullens@zhone.com